Exhibit 10.1





                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                         SUTTON TRADING SOLUTIONS, INC.

                                       AND

                      LINK INVESTMENT HOLDINGS INC. LIMITED




                          Dated as of February 5, 2003

                            STOCK PURCHASE AGREEMENT


         AGREEMENT (the "Agreement"), dated as of February 5, 2003, by and between Sutton Trading Solutions, Inc., a Nevada corporation ("STS"), and Link Investment Holdings Inc. Limited, a Turks & Cacos corporation ("Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, STS owns of record and beneficially an aggregate of 6,850,000 shares (the "Shares") of the common stock, par value $0.025 per share (the "Common Stock"), of Sutton Online, Inc., a Delaware corporation ("SOL"), which Shares constitute all of the issued and outstanding shares of Common Stock of SOL; and

         WHEREAS, STS desires to sell to Buyer, and Buyer desires to purchase from STS, the Shares for the consideration and upon the terms and conditions hereinafter set forth; and

         WHEREAS, certain terms used herein are defined in Section 10.1 hereof,

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:


         1.    Transfer OF SHARES, Consideration and other matters
               ---------------------------------------------------
               Transfer of Shares.
               ------------------

         Subject to the terms and conditions of this Agreement, STS hereby transfers, conveys, sells and delivers to Buyer, and Buyer hereby purchases and acquires from STS, good and marketable title to the Shares, free and clear of all liens, claims, debts, obligations or other encumbrances, except such restrictions on transferability as are imposed by Federal and state securities laws. To evidence and effect such purchase and sale, STS is delivering to Buyer certificate(s) representing the Shares duly endorsed in blank or with stock power(s) duly executed in blank attached thereto.

               1.2    Restrictions on Transfer.
                      ------------------------

               The Shares have not be registered under the Securities Act and are being sold hereunder pursuant to an exemption that requires that the further transfer of such shares to be restricted under the Securities Act. In order to further evidence such restriction on transferability, the parties hereto agree and acknowledge that the certificate(s) representing the Shares delivered to Buyer hereunder will have imposed thereon the customary restrictive legend on the face or back thereof.

               1.3    Consideration.
                      -------------

               The consideration payable for the Shares shall be Two Thousand Five Hundred Dollars ($2,500) payable to STS on the date hereof.

               1.4    Supplemental Action.
                      -------------------

               If at any time after the date hereof, STS or Buyer shall determine that any further conveyances, agreements, documents, instruments, and assurances or any further action is necessary or desirable to carry out the provisions of this Article 1, STS or Buyer, as the case may be, shall execute and deliver any and all proper conveyances, agreements, documents, instruments, and assurances and perform all necessary or proper acts to carry out the provisions of this Article I.

                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF STS

         STS hereby represents and warrants to Buyer that:

               2.1    Organization and Good Standing.
                      ------------------------------

               SOL is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. SOL is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified would not have a Material Adverse Effect.

               2.2    Authorization of Agreement.
                      --------------------------

               STS has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by STS in connection with the consummation of the transactions contemplated by this Agreement (such other agreements, documents, instruments and certificates are hereinafter collectively referred to as the "STS Documents"), and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the STS Documents has been duly and validly executed and delivered by STS and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and each of the STS Documents constitutes, legal, valid and binding obligations of STS, enforceable against STS in accordance with their respective, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               2.3    Capitalization.
                      --------------

               The authorized capital stock of SOI consists of 14,000,000 shares of capital stock, of which 11,000,000 shares are classified as Common Stock and of which only the Shares are issued and outstanding, and 3,000,000 shares are classified as preferred stock, par value $.0001 per share (the "Preferred Stock"), all of which are issued and outstanding and have the rights, privileges and preferences set forth in the applicable Certificate of Designation (a copy of which has been furnished to Buyer). All of the issued and outstanding shares of capital stock of STS, including the Shares, were duly authorized for issuance and are validly issued, fully paid and non-assessable.

               There is no existing option, warrant, call, right, commitment or other agreement of any character to which STS or SOI is a party requiring, and there are no securities of SOI outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of SOI or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of SOI. SOI is not a party to any voting trust or other voting agreement with respect to any of the Shares or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of SOI.

               2.4    Subsidiaries.
                      ------------

               SOI's only Subsidiariy is Sutton Data Services sro. ("SRO"). There is no existing option, warrant, call, right commitment or other agreement of any character to which STS, SOI or SRO is a party requiring, and there are no securities of SRO outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of SRO or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of SRO. None of STS, SOI or SRO is a party to any voting trust or other voting agreement with respect to any of capital stock of SRO or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of SRO. SRO has ceased operations and has filed bankruptcy in Czechoslovakia.

               2.5    Corporate Records.
                      -----------------

               (a) STS has delivered to Buyer true, correct and complete copies of the certificate of incorporation and by-laws or comparable organizational documents of SOI and SRO.

               (b) The minute books of SOI and SRO previously made available to Buyer contain all available records of all meetings and all other corporate action of the stockholders and board of directors (including committees thereof) of SOI and SRO. The stock certificate books and stock transfer ledgers of the SOI and SRO previously made available to Buyer are to the best knowledge of STS true, correct and complete.

               2.6    Conflicts; Consents of Third Parties.
                      ------------------------------------

               (a) None of the execution and delivery of this Agreement or the STS Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by STS with any of the provisions hereof or thereof will
(i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws or comparable organizational documents of STS, SOI or SRO; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which STS, SOI or SRO is a party or by which any of them or any of their respective properties or assets is bound; (iii) violate any statute, rule, regulation, order or decree of any governmental body or authority by which STS, SOI or SRO is bound; or (iv) result in the creation of any Lien upon the properties or assets of STS, SOI or SRO except, in case of clauses (ii), (iii) and (iv), for such violations, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

               (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of STS in connection with the execution and delivery of this Agreement or the STS Documents, or the compliance by STS with any of the provisions hereof or thereof.

               2.7    Financial Advisors.
                      ------------------

               No Person has acted, directly or indirectly, as a broker, finder or financial advisor for STS in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

               EXCEPT AS SET FORTH ABOVE, STS MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO BUYER REGARDING SOI OR SRO.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

               Buyer represents and warrants to STS that:

               3.1    Organization and Good Standing.
                      ------------------------------

               Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth above and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.

               3.2    Authorization of Agreement.
                      --------------------------

               Buyer has all requisite power, authority and legal capacity to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Buyer in connection with the consummation of the transactions contemplated by this Agreement (such other agreements, documents instruments or certificates are hereinafter referred to as the "Buyer Documents"). This Agreement and the Buyer Documents have been duly and validly executed and delivered by Buyer and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and each of the Buyer Documents constitute, legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

               3.3    Conflicts; Consents of Third Parties.
                      ------------------------------------

               No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Buyer in connection with the execution and delivery of this Agreement or the Buyer Documents, or the compliance by Buyer with any of the provisions hereof or thereof.

               3.4    Financial Advisors.
                      ------------------

               No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Buyer in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

               3.5    Accredited Investor.
                      -------------------

               Buyer is an "accredited investor" as such term is defined in Regulation D. Buyer is acquiring the Shares for its own account and not with a view to the resale or distribution thereof. Buyer has made its own independent investigation regarding the financial condition and affairs of SOI and SRO and is not relying on any representation and warranty, express, oral or implied, regarding SOI and SRO. Buyer further acknowledges that STS has not made any representations regarding SOI and SRO except those expressly set forth herein.

                                   ARTICLE IV
                                 INDEMNIFICATION

               4.1    Obligation of Buyer to Indemnify.
                      --------------------------------

               Buyer agrees to indemnify, defend and hold harmless STS and its shareholders as of the date of this Agreement and their respective directors, officers, heirs, legal representatives, successors and assigns, from and against all losses, liabilities, damages, deficiencies, actions, suits, proceedings, claims, demands, orders, assessments, amounts paid in settlement, fines, and reasonable costs and expenses (including interest, penalties and reasonable attorneys' fees and disbursements and reasonable investigative costs) (collectively, "Losses") based upon, arising out of or otherwise in respect of
(i) any breach in any of the representations and warranties of Buyer in this Agreement and (ii) any breach or non-fulfillment of any of the covenants or agreements of Buyer contained in this Agreement.

               4.2    Obligation of STS to Indemnify.
                      ------------------------------

               STS agrees to indemnify, defend and hold harmless Buyer, and its respective directors, officers, heirs, legal representatives, successors and assigns, from and against any Losses based upon, arising out of or otherwise in respect of (i) any breach in any of the representations and warranties of STS set forth in this Agreement and (ii) any breach or nonfulfillment of any covenant or agreement of STS contained in this Agreement.

                4.3   Claims Notice.
                      -------------

               Each party hereto (an "Indemnified Party") shall, promptly upon becoming aware of any event or circumstance (an "Indemnifiable Event") which, in its reasonable judgment, may result in a Loss for which the Indemnified Party could assert a right of indemnification against any other party hereto (the "Indemnifying Party") under this Article IV, give notice thereof (the "Claims Notice") to the Indemnifying Party (but the obligations of the Indemnifying Party under this Article IV shall not be impaired by the Indemnified Party's failure to give such notice, except to the extent that said failure actually prejudices the rights of the Indemnifying Party). The Claims Notice shall describe the Indemnifiable Event in reasonable detail, shall indicate whether the Indemnifiable Event involves a "Third Party Claim" (defined below), and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnified Party. In such event, the Indemnifying Party shall, within fifteen (15) business days after receipt of the Claims Notice, give notice to the Indemnified Party of whether it intends to dispute the claim described in the Claims Notice (the "Response Notice"). If the Indemnifying Party timely disputes the Claims Notice as provided above, the Indemnified Party shall, for a period of not more than fifteen (15) business days after receipt of the Response Notice (or less, if the nature of the Indemnifiable Event so requires), seek out a negotiated settlement of the dispute with the Indemnifying Party and shall refrain during that period from commencing any judicial proceeding or other action to enforce this Article 8. If, despite their good faith negotiations, the parties are unable to resolve the dispute within the aforesaid period (or if the Indemnifying Party fails to timely give the Response Notice), the Indemnified Party shall be free to exercise all rights and remedies available to it hereunder, at law in equity or otherwise to enforce his or its rights under this Article IV. As used herein, "Third Party Claim" means any demand, claim or circumstance which, with the lapse of time or otherwise, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation against the Indemnified Party by any other person.

               4.4    Opportunity to Defend Against Third Party Claims.
                      -------------------------------------------------

               If the Claims Notice relates to a Third Party Claim, the Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, such Third Party Claim. If the Indemnifying Party elects to compromise or defend such Third Party Claim, it shall within 30 business days (or sooner, if the nature of the Third Party Claim so requires) after its receipt of the Claims Notice, notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Third Party Claim. If the Indemnifying Party elects not to compromise or defend such Third Party claim, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnified Party may pay, compromise or defend such Third Party Claim. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim over the objection of the other, provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the defense of such Third Party Claim. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. The Indemnifying Party shall be subrogated to all rights and remedies of the Indemnified Party to the extent of any indemnification provided by the Indemnifying Party to the Indemnified Party.

               4.5    Survival.
                      ---------

               Notwithstanding the investigations by the parties hereto of each other's affairs, and notwithstanding any knowledge of facts determined or determinable by such parties pursuant to such investigation, each of STS and Buyer shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement. The representations and warranties of the parties contained herein shall survive the Closing for the duration of the applicable statute of limitations. A claim for indemnification hereunder must be asserted by a party seeking indemnification within the respective period of survival.

               4.6    Indemnification Exclusive Remedy.
                      --------------------------------

               The parties hereto acknowledge and confirm that the indemnification procedures described in this Article IV shall be the sole and exclusive remedies available to them for any breach or non-fulfillment of the representations, warranties, covenants, agreements and other provisions of this Agreement.

                                    ARTICLE V
                                  MISCELLANEOUS

               5.1    Certain Definitions.
                      -------------------

               Affiliate means with respect to a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

               Agreement means this Stock Purchase Agreement, including all exhibits and schedules attached hereto.

               Buyer means Link Investment Holdings Inc. Limited, a Turks & Cacos corporation.

               Buyer Documents shall have the meaning ascribed to it in Section 3.2.

               Contract means and includes all contracts, agreements, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, commitments, obligations or other binding arrangements, oral or written.

               Exchange Act means the Securities Exchange Act of 1934, as amended.

               Governmental Body means any federal, state, municipal, domestic or foreign court, tribunal, administrative agency, department, commission, board, bureau or other governmental authority or instrumentality.

               Indebtedness means any and all obligations (whether primary or as guarantor) for borrowed money or otherwise, irrespective of whether evidenced by a note or other instrument or fixed, absolute, accrued, contingent or otherwise.

               Laws mean any federal, state, foreign, or local law, statute, ordinance, rule, regulation, order, judgment or decree.

               Legal Proceeding means any action, hearing, trial, or application before a court or governmental body of competent jurisdiction.

               Lien means and includes any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal or offer, easement, servitude, transfer restriction or voting requirement under any or similar agreement, or any other encumbrance, restriction or limitation whatsoever.

               Material Adverse Effect shall mean any effect on the business, stock price, operations, properties, prospects, or financial condition to that entity that is material and adverse to that entity and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of that entity to enter into and perform any of its obligations under this Agreement in any material respect.

               Order means any decision issued by a court or governmental body of competent jurisdiction.

               Permit means any written warrant or license granted by any court or governmental body of competent jurisdiction.

               Person means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

               Securities Act means the Securities Act of 1933, as amended.

               Shares means all of the issued and outstanding shares of common stock of SOI.

               SOI means Sutton Online, Inc., a Delaware corporation.

               STS means Sutton Trading Solutions, Inc., a Nevada corporation.

               STS Documents shall have the meaning ascribed top it in Section 2._.

               Subsidiary mean any Person that is directly, or indirectly controlled by such person.

               5.2    Payment of Sales, Use or Similar Taxes.
                      --------------------------------------

               All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by Buyer.

               5.3    Expenses.
                      --------

               Each party hereto shall bear its own expenses in connection with the preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

               5.4    Entire Agreement; Amendments and Waivers.
                      ----------------------------------------

               This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

               5.5    Governing Law.
                      -------------

               This Agreement shall be governed by and construed in accordance with the laws of the State of New York with out regard to conflict of laws principles.

               5.6    Headings.
                      --------

               The section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

               5.7    Notices.
                      -------

               All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):


If to STS:     Sutton Trading Solutions, Inc.
               7025 E. First Avenue, Suite 5
               Scotsdale, AZ 85251

If to Buyer:   Link Investment Holdings Inc. Limited
               60 St. James' Street
               London SW1 A1LE
               England

               5.8    Severability.
                      ------------

               If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

               5.9    Binding Effect; Assignment.
                      --------------------------

               This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Buyer or STS (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

               5.10   Counterparts.
                      ------------

               This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute together but one and the same instrument.


               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


                                       SUTTON TRADING SOLUTIONS, INC.

                                       By: /s/ JOHN SHAFFER
                                           -------------------------------------
                                           Title:  Chief Financial Officer


                                       LINK INVESTMENT HOLDINGS INC. LIMITED

                                       By: /s/ ALEX DANN
                                           -------------------------------------
                                           Title:  Authorized Signatory


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